EQUIPMENT LEASE AGREEMENT

     THIS EQUIPMENT LEASE (the "Lease") is made this 28th day of
November, 2000, by and between SPORLOX CORPORATION, a Nevada corporation (the "Lessor"), and C & C ASSOCIATES, INC., a
Panamania company (the "Lessee").

                     EXPLANATORY STATEMENT

     Lessor has acquired the rights to the use of certain equipment necessary to the conduct of mining operations. Lessee is engaged in the exploration and development of precious metal mining claims and properties. Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, such equipment.

     NOW, THEREFORE, in consideration of the Explanatory
Statement, which shall be deemed to be a substantive part of this Lease, and of the mutual covenants, promises, agreements, representations and warranties hereinafter set forth, the parties hereby covenant, promise, agree, represent and warrant as follows:

     1. Lease. Lessor shall lease to the Lessee, and Lessee shall lease from the Lessor, each item of machinery, equipment or other personal property (the "Equipment") listed in Section 2 below and incorporated by reference herein on the terms and conditions set forth in this Lease. Lessee may from time to time lease additional items of equipment from the Lessor pursuant to this Lease by amendment to this Lease pertaining to such items of Equipment, initialed or signed by the Lessor and Lessee and, thereafter, such equipment shall be subject to the terms of this Lease and shall be deemed to be "Equipment" for all purposes under this Lease.

     2. Equipment. The equipment leased by Lessor to Lessee necessary to the conduct of Lessee's business shall consist of
(a) a rotary furnace, and (b) a Precious Metal ElectroWinning
System.

     3. Term. The term of this Lease with respect to each item of Equipment shall be for one (1) year from date hereof, which can be renewed for an additional one year by mutual agreement upon 30 days written notice by either party.

     4. Delivery and Inspection. The Lessor shall deliver or cause delivery of each item of the Equipment to the address or addresses to be provided by Lessee. Lessee shall pay and be responsible for all charges, costs and expenses incurred by Lessor in connection with the delivery and installation of the Equipment. Upon delivery, Lessee shall inspect and test each item of the Equipment in order to determine whether such item of Equipment is in good condition and repair. Lessee shall promptly give notice in writing to Lessor of any defect or non-conformance to description (a "Non-Acceptance Notice") within a period of 20 days after delivery of such item of Equipment to Lessee (the

                            E-27



"Acceptance Period") and Lessor shall have 30 days after receipt of the Non-Acceptance Notice to cure such non-conformity or defect with respect to each and every item as to which the Non-Acceptance Notice shall have been given. For each item of Equipment as to which a Non-Acceptance Notice shall not have been given ("Conforming Equipment") and for each item of Equipment as to which a defect or non-conformity shall be cured ("Repaired Equipment"), Lessee shall execute and deliver to Lessor a Certificate of Acceptance, in form attached hereto as Exhibit A. Such Certificate of Acceptance shall be delivered to the Lessor within 20 days after the expiration of the Acceptance Period with respect to Conforming Equipment and within 20 days after the cure of any nonconformity or defect with respect to Repaired Equipment. Delivery of the Certificate of Acceptance or failure to deliver such Certificate of Acceptance within the time provided herein with respect to any item of Equipment shall conclusively establish, between Lessor and Lessee, that such item of Equipment was in good condition and repair and without defects.

     5. Rent.

          5.1. Lessee shall pay rent for the Equipment leased hereunder in the amount of US$25,000.00 annually. The annual rental payment is due and payable in full in advance upon execution of this Lease. All rent and any other sums payable hereunder shall be paid by the Lessee to the Lessor at the address set forth in Section 15.3 hereof or at such address as the Lessor may hereafter direct.

          5.2. Lessee's obligation to pay rent and other amounts due under this Lease shall be absolute and unconditional and shall not be affected by reason of any defect in, damage or destruction to, or the taking or requisitioning of, the Equipment or for any other reason or cause, it being the intention of the parties hereto that the rents and other amounts payable by Lessee hereunder shall continue to be payable in all events unless the obligation to pay the same shall be terminated pursuant to the terms and provisions hereof. The rents and other amounts which Lessee is obligated to pay shall be paid without notice or demand, and without setoff, counterclaim, abatement, suspension, deduction or defense, including, but not limited to, abatement or reductions due to any present or future claims of Lessee against Lessor under this Lease or otherwise or against the manufacturer, owner or installer of any item of the Equipment.

     6. Location, Ownership and Use.

          6.1. For so long as the Lessee shall not be in default hereunder, Lessee may possess and use each item of the Equipment during the term of this Lease therefor and shall have the right to quiet enjoyment thereof in accordance with the terms and conditions of this Lease.

          6.2. Location. Each item of the Equipment shall be located and used at the address where the Equipment was delivered

                             E-28



pursuant to Section 4 hereof and shall not be removed therefrom or used at any other location without the prior written consent of the Lessor, which consent shall not be unreasonably withheld.

          6.3. Title. The Equipment is and shall at all times be and remain the sole and exclusive property of Lessor. Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease, and Lessee shall defend and protect, at its own cost and expense, the title of Lessor from and against all claims, liens and legal processes of creditors of the Lessee. At the request of the Lessor, Lessee shall conspicuously mark the Equipment by stencils, plaques, labels or such other means as Lessor shall reasonably request to identify the Lessor as the owner of such Equipment.

          6.4. Alterations and Additions. Lessee shall not alter, upgrade or affix or install any accessory, equipment or device on, any item of Equipment without the Lessor's prior written consent. All repairs, replacement parts, supplies, accessories, equipment and devices furnished or affixed to any item of Equipment shall become the property of Lessor, unless the Lessor otherwise agrees in writing.

          6.5. Equipment Is Personal Property. The Equipment shall remain personal property regardless of whether it shall become affixed or attached to real property or permanently rest upon any real property or any improvement thereon. Lessee agrees to execute, seal and deliver such agreements and other documents, executed by all parties having an interest in real property to which any of the Equipment shall be affixed, as Lessor may reasonably request from time to time with respect to the identity of the Equipment as personal property.

          6.6. Mode of Use. Lessee shall use and operate the Equipment in a manner usual and customary for the type of Equipment involved and shall be liable to the Lessor for any and all damages incurred by abuse or misuse of the Equipment.

          6.7. Compliance with Applicable Law. Lessee shall at all times comply with all laws, ordinances or regulations, any insurance policies and any warranties of the manufacturer relating to the use, operation or maintenance of the Equipment.

          6.8. Lessor's Right of Inspection. Lessor shall, at any time during normal business hours, have the right to inspect and examine the Equipment and Lessee's related records, wherever located, and to exhibit the Equipment to third parties. Lessee shall furnish Lessor with such reports concerning the status and condition of the Equipment as Lessor may from time to time request.

     7. Covenants of Lessee.

          7.1. No Transfer. Lessee shall not sell, transfer, lease, sublease, assign, or otherwise dispose of any of the

                          E-29



Equipment or any interest therein, and shall not part with possession or control of any item of Equipment or pledge, hypothecate, mortgage, grant a security interest in or otherwise encumber any item of the Equipment, without the prior written consent of the Lessor, which Lessor may withhold in its absolute discretion.

          7.2. Liens and Security Interests. Lessee shall at all times keep the Equipment free from all liens, security interests and encumbrances of every kind and nature and shall not permit any lien, security interest or encumbrance to exist, accrue or remain on the Equipment or any item thereof.

          7.3. Further Assurances. Lessee will promptly and duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder, including, but not limited to, execution and delivery of one or more financing statements with respect to the Equipment. Lessee shall be responsible for and shall pay all costs for preparation and recording of any such documents and financing statements. Anything in this Lease to the contrary notwithstanding, it is hereby agreed that this Lease shall be deemed to be a lease and not a security agreement (as defined in the Uniform Commercial Code). In the event that this Lease shall be deemed to be a security agreement, the Lessor shall have, in addition to the remedies provided for under Section 13 hereof, all of the rights and remedies of a secured party under the Nevada Uniform Commercial Code.

          7.4. Maintenance and Repairs. Lessee shall keep and maintain each item of Equipment in good operating order, appearance and repair, in accordance with the recommendations of its manufacturer and otherwise, reasonable wear and tear from authorized use excepted. The cost of such maintenance and repair shall be paid by the Lessee; provided, however, that the Lessee shall be reimbursed therefor in accordance with and to the extent provided by Section 8 hereof; and provided further, that the Lessor shall approve in advance any contract or agreement to repair or maintain the Equipment or any item thereof which (i) shall provide for payment of an aggregate dollar amount in excess of 10% of the aggregate annual rental payable in respect of the item or items to be repaired or maintained pursuant to such contract or agreement or (ii) shall be for a term in excess of one year.

          7.5. Licensing, Registration and Taxes. Lessee shall license and register the Equipment as required by applicable law or regulation, and shall file in a timely manner any required tax returns and reports concerning the Equipment with all appropriate government authorities. Lessee shall pay and discharge when due all title, license and registration fees, assessments, sales, use, property and other taxes, charges or impositions (excluding any tax measured by Lessor's net income), together with any penalties or interest, now or hereafter imposed upon, or in respect of, any Equipment or the purchase, ownership, delivery,

                            E-30



leasing, possession, use, operation, return or other disposition thereof, whether payable by or assessed to Lessor or Lessee. Upon request, Lessee shall provide Lessor with proof of payment and copies of any tax returns and reports filed or prepared concerning the Equipment.

          7.6. Insurance.

               7.6.1. Lessee shall procure policies of insurance against the loss, theft and destruction of, or damage of any nature to any item of the Equipment for the full replacement value thereof, as determined by Lessor, which insurance policies shall name Lessor as an additional named insured and loss payee. The Lessee shall pay any and all premiums in respect of all policies of insurance which shall be procured pursuant to this
Section 7.6.1, provided that the Lessee shall be reimbursed therefor in accordance with and to the extent provided by Section 8 hereof.

               7.6.2. Lessee shall also procure and maintain public liability insurance with respect to the Equipment and the Lessee's use thereof in amounts and against risks as are consistent with insurance practices of businesses similar to that of Lessee and are satisfactory to Lessor, which insurance shall name Lessor as an additional named insured. The Lessee shall pay and be responsible for any and all premiums in respect of all policies of insurance which shall be procured pursuant to this
Section 7.6.2.

               7.6.3. All policies of insurance shall be in a form, amount and with insurance companies satisfactory to the Lessor. The proceeds of such insurance, at the Lessor's option, shall be applied (i) toward the replacement, restoration or repair of the Equipment or (ii) toward payment of any obligations of the Lessee hereunder, with any excess to be retained by Lessor. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts for, any loss or damage covered under such insurance policies.

          7.7. Loss or Damage. Lessee hereby assumes and shall bear the entire risk of loss of, theft of, damage to, or destruction of the Equipment or any item thereof from any cause whatsoever (a "Casualty Occurrence"). No Casualty Occurrence to the Equipment or any item thereof shall relieve Lessee from its obligation to pay rent when due hereunder or to perform any other of its obligations under this Lease. In the event of a Casualty Occurrence to any item of Equipment, Lessee shall give Lessor prompt notice thereof and shall thereafter place such item in good repair, condition and working order; provided, however, that if such item is determined by Lessor to be lost, stolen, destroyed or damaged beyond repair, Lessee at Lessor's option shall (a) replace such item with like Equipment in good repair, condition and working order and cause transfer of clear title to such replacement item to Lessor, or (b) pay the Lessor the market value thereof less any proceeds of insurance thereon received by Lessor. Upon such replacement or payment, as appropriate, this Lease shall terminate with respect to the items so replaced or paid for.

                            E-31

          7.8. Return of Equipment. On the date of expiration or termination of this Lease with respect to such item of Equipment, Lessee shall, at its expense, promptly return and deliver such Equipment to the Lessor at the address set forth in Section 15.3 hereof or at such other place as the Lessor may, by written notice to the Lessee, designate. All costs of delivering the Equipment to the Lessor and all risk of loss, theft, damage or destruction of or to such item of Equipment during transit thereof shall be borne by Lessee.

     8. Condition of Returned Equipment. Upon the return of such Equipment to Lessor, it shall be in the same operating order, repair, condition and appearance as when received, reasonable wear and tear from authorized use excepted.

     9. Warranties. LESSOR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, IN RESPECT OF THE EQUIPMENT INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF TITLE. Lessee hereby waives all claims against Lessor for losses, damages, costs and expenses (including, without limitation, loss of profits and incidental or consequential damages) arising out of the delivery, installation, use, operation or maintenance of the Equipment or otherwise concerning the Equipment. Lessee acknowledges that Lessor is not a dealer in equipment of any kind or the agent of any manufacturer, that the Equipment is of a type, size, design and capacity selected solely by Lessee, and that each item of Equipment is being leased for use in the conduct of Lessee's business. If, after delivery of the Equipment, such item of Equipment is not properly installed, does not operate as represented or warranted, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof against the manufacturer, owner or installer and shall not assert any such claim against the Lessor, and no such occurrence shall relieve Lessee of any of its obligations hereunder. During the term of this Lease, Lessor hereby assigns to Lessee any assignable warranty, whether express or implied, on each item of Equipment, provided that Lessee is not then in default hereunder. All claims or actions on any warranty so assigned shall be made or prosecuted by Lessee, at its sole expense, and Lessor shall have no obligation to make any claim in respect of any such warranty. Any recovery in cash or cash equivalent under any such warranty shall be made payable to Lessor and, at Lessor's sole option, may be used to repair or replace the Equipment.

     10. Lessee's Representations. Lessee represents and warrants to the Lessor on the date hereof and on the delivery date with respect to any item of Equipment which shall become subject to this Lease that:

          10.1. Organization. The Lessee is a company duly organized, validly existing and in good standing under the laws of its country of organization and has all requisite corporate power and authority to enter into this Lease and to carry out the transactions contemplated hereby.

                             E-32

          10.2. Authorization. The execution, acknowledgment, sealing, delivery and performance by the Lessee of this Lease has been duly authorized by all requisite action; and this Lease has been duly executed, acknowledged, sealed and delivered by the Lessee and constitutes the valid and binding obligation of the Lessee enforceable in accordance with its terms.

          10.3. No Default. The execution, acknowledgment, sealing, delivery and performance of this Lease by the Lessee and compliance with the provisions hereof by the Lessee will not (a) violate any provision of law, statute, rule or regulation or any order of court or other agency of government, or (b) conflict with or result in any breach or violation of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default or permit acceleration of any debt under, or result in the creation of any lien, security interest, charge or encumbrance upon any item of the Equipment under the Articles of Organization, Bylaws of Operating Agreement, whichever the case, of the Lessee, or any indenture, mortgage, lease, contract, agreement or other instrument to which the Lessee is a party or by which the Lessee is bound or affected.

          10.4. Compliance. The Lessee has all foreign governmental licenses and permits necessary or required for the use of the Equipment, and such licenses and permits are in full force and effect, and no violations exist in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit the use of any item of Equipment.

          10.5. Consents. All consents and approvals of, or notices to, any third party or governmental authority or agency that are necessary to permit the transactions contemplated by this Lease or to permit the use of the Equipment at any facility or location at which the Lessee intends to use or operate such Equipment have been obtained or given.

     11. Indemnity. Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims, actions, suits, proceedings, damages, expenses, losses, costs, disbursements, obligations, liabilities and liens (including attorneys', accountants' and experts' fees) arising out of or relating to (a) the breach or violation by the Lessee of any term, covenant, promise, agreement, representation or warranty of this Lease, (b) injury to any person or property resulting from or based upon the actual or alleged use, operation, delivery, or transportation of any or all of the Equipment or its location or condition or as a result of the use thereof by Lessee, (c) inadequacy of any item of the Equipment for any purpose, (d) any deficiency or defect in the Equipment or in the use or maintenance thereof or in any repairs, servicing or adjustments thereto, (e) any delay in providing or failure to provide any such item of Equipment, or (f) any interruption or loss of

                          E-33



service or use of any item of Equipment or any loss of business or injury to any person or property resulting therefrom. Lessee shall, at its own cost and expense, defend any and all suits which may be brought against Lessor, either alone or in conjunction with others, upon any such liability or claim or claims and shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor in any such action or actions; provided, however, that Lessor shall give Lessee written demand of any such claim or demand.

     12. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

          12.1. The non-payment by Lessee of any sums due under this Lease, including, but not limited to, the annual rental fee, sums due as an indemnity, Excess Item Expenses or other charges, as and when due;

          12.2. The breach or violation by the Lessee of any term, covenant, promise, agreement, representation or warranty of this Lease;

          12.3. If the Lessee (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Lessee or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar foreign governmental statute; (v) has any judgment entered against it in excess of US$25,000 in any one instance or in the aggregate during any consecutive 12 month period or has any attachment or levy made to or against any of its property or assets; (vi) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable; or
(vii) has assessed or imposed against it, or if there shall exist, any general or specific lien for any governmental taxes or charges against any of its property or assets; or

          12.4. Any default, breach or violation of or under any debenture, bond or evidence of indebtedness of the Lessee.

     13. Remedies.

          13.1. Upon the occurrence of any Event of Default, Lessor may, without the necessity of notice to the Lessee exercise one or more of the following remedies: (i) proceed by appropriate court action, in law or equity, to enforce Lessee's performance of this Lease or to recover any and all damages or expenses sustained by Lessor due to Lessee's breach hereof, (ii) terminate Lessee's rights hereunder with respect to any or all items of Equipment, (iii) enter upon any premises where any item of the Equipment may be located and take possession of such Equipment, Lessee waiving any right of action resulting from such entry and repossession, (iv) require the Lessee to assemble the Equipment at the Lessee's principal office and make such

                             E-34



Equipment available to the Lessor at such location, or (v) any other right or remedy accruing or available to the Lessor upon default hereunder. In the event of repossession, Lessor shall have the right, but not the obligation, to (i) use or lease the Equipment or any portion thereof for such period, rental and to such person as Lessor shall elect, or (ii) sell the Equipment or any portion thereof at public or private sale without demand or notice to Lessee. Notwithstanding any repossession, or any other action which Lessor may take, Lessee shall be and remain liable for the full performance of all obligations on the part of Lessee to be performed under this Lease and Lessor shall not have any obligation to mitigate damages hereunder.

          13.2. Lessee shall pay on demand, all expenses, charges, costs and fees (including attorneys', accountants' and experts' fees) paid or incurred by or on behalf of Lessor after an Event of Default hereunder in connection with the collection of any amounts due hereunder, repossession of the Equipment and the exercise of any remedy set forth herein.

          13.3. Each right, power and remedy of Lessor as provided for in this Lease or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute and the exercise by Lessor of any one or more of such rights, powers or remedies shall not preclude the exercise by Lessor of any or all such other rights, powers or remedies.

          13.4. No failure or delay by Lessor to insist upon the strict performance of any term, condition, covenant or agreement of this Lease or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude Lessor from exercising any right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Lease, Lessor shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Lease or to declare a default for failure to effect such prompt payment of any such other amount.

     14. Lessor's Performance of Lessee's Obligations. In the event that the Lessee shall fail to maintain and repair the Equipment, procure and maintain insurance, pay fees, charges, assessments and taxes or to otherwise fail to duly and promptly perform any of its obligations under this Lease, the Lessor shall have the right, but not the obligation, to perform any act or to make any payment which the Lessor deems necessary, including, but not limited to, payment of such sums as shall be necessary to retain such insurance, to repair or maintain the Equipment or pay fees, assessments, charges and taxes. To the extent that the Lessor shall not be obligated to pay any such sums pursuant to

                            E-35



Section 8 of this Lease, the Lessee shall immediately pay to Lessor the full amount of any and all such sums paid or incurred by the Lessor and any reasonable legal fees incurred by Lessor in connection therewith.

     15. Miscellaneous.

          15.1. Assignment. Lessor may, at any time, assign all or any portion of this Lease, the Equipment, or the rental payments due if this Agreement is renewed pursuant to Section 2 of this Lease, and Lessee agrees to recognize such assignment, and upon assignment of any payments hereunder and written notice thereof to Lessee, to unconditionally pay directly to any such assignee all rentals and other sums due or to become due hereunder. The right of any such assignee shall not be subject to any defense, counterclaim, or set-off which Lessee may have against the Lessor. If any assignee of the Lessor shall assume all of the Lessor's obligations and duties hereunder, the Lessor shall thereafter have no rights, duties, liabilities or obligations under this Lease and in the event of any breach hereof, the Lessee shall pursue all rights on account thereof solely against such assignee. Upon receipt of a written request from Lessor, Lessee shall furnish Lessor and its assignee with a written acknowledgement that this Lease is in full force and effect, without any claim by Lessee against Lessor for any counterclaim or setoff. Lessee may not, without the prior written consent of Lessor, by operation of law or otherwise, assign, transfer, pledge, grant a security interest in, hypothecate, or otherwise dispose of this Lease or any interest therein.

          15.2. Entire Agreement. This Lease and the Schedule and
Exhibit hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings with respect thereto.

          15.3. Notices. All notices, requests, consents and other communications hereunder to any party shall be given by written instrument delivered in person, against signed receipt, or duly sent by first-class registered or certified United States mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

               (i)  if to the Lessor, to:

                    John M. Eckert
                    Sporlox Corporation
                    2682 Ruthie Duarte
                    Las Vegas, NV 89103

                             E-36




               (ii) if to the Lessee, to:

                    Ernesto Emilio Chong, President
                    C& C Associates, Inc.
                    70-78th St. Loma Alegre
                    Panama City, Panama, Republic of Panama
                    PO 7797 Panama #9
                    Republic of Panama

     All notices so given shall be deemed to have been received when so delivered or when deposited in the United States mail.

          15.4. No term or provision of this Lease may be modified, amended, changed or waived, temporarily or permanently, except, in the case of modifications, changes and amendments, pursuant to the written consent of all of the parties to this Lease, and, in the case of waiver, pursuant to a writing by the person so waiving. The waiver by the Lessor of any provision of this Lease shall be applicable only to the instance or occurrence for which such waiver was obtained by the Lessee and shall not constitute a consent or a waiver with respect to any other act, instance or occurrence.

          15.5. Consent to Jurisdiction. The Lessee agrees and consents that any action, suit or proceeding arising out of or brought to enforce this Lease may be brought in any appropriate court in the State of Nevada, including the United States District Court for the District of Nevada, or in any other court having jurisdiction over the subject matter, all at the sole election of the Lessor, and by the execution of this Lease the Lessee consents to the jurisdiction of each such court.

          15.6. Headings. The headings of the various sections of this Lease have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          15.7. Governing Law. This Lease shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, each of the parties hereto has executed, acknowledged, sealed and delivered this Lease as of the day, month and year first above written.


                                   C & C ASSOCIATES, INC.
                                   Lessee


                                   By:/s/ Ernesto Emilio Chong
                                         Ernesto Emilio Chong,President


                            E-37




                                   SPORLOX CORPORATION
                                   Lessor

                                   By:/s/ John Michael Eckert
                                   Title: Secretary/Treasurer/Director


                            E-38




                           EXHIBIT A

                   CERTIFICATE OF ACCEPTANCE

      C & C ASSOCIATES, INC., a Panamania company ("Lessee"), certifies to SPORLOX CORPORATION, a Nevada corporation (the "Lessor"), that as of the date hereof it has received, inspected, approved and accepted delivery of the equipment more particularly described in Section 2 of the Equipment Lease Agreement (the "Equipment"). Lessee further certifies that each item of the Equipment is in good repair and condition and conforms to the description of such item of Equipment set forth in Section 2 of the Equipment Lease Agreement between the Lessee and Lessor, dated November 28, 2000, and all specifications applicable thereto.

Date: December 5, 2000

                                   C & C ASSOCIATES, INC.
                                   Lessee


                                   By: /s/ Ernesto Emilio Chong
                                       Ernesto Emilio Chong, President


                            E-39